UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3317783

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut (Address of principal executive offices)	06155 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Depositary shares, representing interests in 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: No. 333-142044
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of the Registrant’s Securities to be Registered.
     The securities to be registered hereby are Depositary Shares representing interests in 7.25% Mandatory Convertible Preferred Stock, Series F (the “Preferred Stock”), which is a series of preferred stock of The Hartford Financial Services Group, Inc. (“The Hartford”). Each Depositary Share represents a 1/40th interest in a share of Preferred Stock. The descriptions of the Depositary Shares and the underlying Preferred Stock are contained in The Hartford’s Prospectus, dated April 11, 2007, included in The Hartford’s registration statement on Form S-3 (File No. 333-142044) under the captions “Description of Depositary Shares” and “Description of Capital Stock of The Hartford Financial Services Group, Inc.,” and The Hartford’s Prospectus Supplement with respect to the Depositary Shares, dated March 17, 2010, under the captions “Description of Depositary Shares,” “Description of Capital Stock,” and “Description of the Mandatory Convertible Preferred Stock,” and those sections are incorporated herein by reference.
Item 2. Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Hartford Financial Services Group, Inc., incorporated herein by reference to Exhibit 3.01 to The Hartford’s Current Report on Form 8-K filed June 2, 2009).

3.2	Certificate of Designations of the 7.25% Mandatory Convertible Preferred Stock, Series F (including form of stock certificate) (incorporated herein by reference to Exhibit 3.1 to The Hartford’s Current Report on Form 8-K filed March 23, 2010).

3.3	Amended and Restated By-Laws of The Hartford Financial Services Group, Inc., effective May 28, 2009 (incorporated herein by reference to Exhibit 3.1 to The Hartford’s Current Report on Form 8-K filed March 9, 2010).

4.1	Deposit Agreement, dated as of March 23, 2010, among The Hartford Financial Services Group, Inc., The Bank of New York Mellon, as Depositary, and holders from time to time of the Receipts issued thereunder (including form of Depositary Receipt) (incorporated herein by reference to The Hartford’s Current Report on Exhibit 4.6 to Form 8-K filed March 23, 2010).

4.2	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibt 4.1).

4.3	Form of certificate for the 7.25% Mandatory Convertible Preferred Stock, Series F (included as Exhibit A to Exhibit 3.2).

4.4	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Registration Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995).

4.5	Senior Indenture, dated as of March 9, 2004, between The Hartford and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K filed March 12, 2004).

4.6	6.10% Senior Note due October 1, 2041 (incorporated by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K filed October 11, 2006).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. (Registrant)
March 23, 2010	By:	/s/ RICARDO ANZALDUA
		Name:	Ricardo A. Anzaldua
		Title:	Senior Vice President and Corporate Secretary

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Hartford Financial Services Group, Inc., incorporated herein by reference to Exhibit 3.01 to The Hartford’s Current Report on Form 8-K filed June 2, 2009).

3.2	Certificate of Designations of the 7.25% Mandatory Convertible Preferred Stock, Series F (including form of stock certificate) (incorporated herein by reference to Exhibit 3.1 to The Hartford’s Current Report on Form 8-K filed March 23, 2010).

3.3	Amended and Restated By-Laws of The Hartford Financial Services Group, Inc., effective May 28, 2009 (incorporated herein by reference to Exhibit 3.1 to The Hartford’s Current Report on Form 8-K filed March 9, 2010).

4.1	Deposit Agreement, dated as of March 23, 2010, among The Hartford Financial Services Group, Inc., The Bank of New York Mellon, as Depositary, and holders from time to time of the Receipts issued thereunder (including form of Depositary Receipt) (incorporated herein by reference to The Hartford’s Current Report on Exhibit 4.6 to Form 8-K filed March 23, 2010).

4.2	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibt 4.1).

4.3	Form of certificate for the 7.25% Mandatory Convertible Preferred Stock, Series F (included as Exhibit A to Exhibit 3.2).

4.4	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Registration Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995).

4.5	Senior Indenture, dated as of March 9, 2004, between The Hartford and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K filed March 12, 2004).

4.6	6.10% Senior Note due October 1, 2041 (incorporated by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K filed October 11, 2006).